UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2019

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

63 Lancaster Avenue Malvern, PA 19355-2143	19355-2143
(Address of Principal Executive Offices)	Zip Code

Registrant's telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, par value $0.10 per share	VSH	New York Stock Exchange

Item 7.01 - Regulation FD Disclosure.

Conversion Ratio Adjustments for Dividends

The quarterly cash dividend program of Vishay results in adjustments to the conversion rate and effective conversion price for the convertible debt instruments effective as of the ex-dividend date of each cash dividend.  As required by the indentures governing the terms of each issuance of convertible debt instruments, specifically, the 2.25% Convertible Senior Notes due 2025, the 2.25% Convertible Senior Debentures due 2040, and the 2.25% Convertible Senior Debentures due 2041, Vishay has delivered a notice and officers' certificate to the trustees regarding these adjustments.  The conversion rate and effective conversion price for the Convertible Senior Notes due 2025 is adjusted for quarterly cash dividends to the extent such dividends exceed $0.085 per share of common stock.

Pursuant to the indentures governing the terms of each issuance of convertible debt instruments, effective June 12, 2019 (the ex-dividend date), the adjusted conversion rate and adjusted effective conversion price are as follows (subject to the conditions applicable to conversion of convertible debt instruments set forth in the indentures):

	Due 2025	Due 2040	Due 2041

Conversion Rate (shares of common stock per $1,000 principal amount)	31.7738	79.1822	57.7830
Effective conversion price (per share)	$31.47	$12.63	$17.31

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2019

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lori Lipcaman

Name:	Lori Lipcaman
Title:	Executive Vice President and
Chief Financial Officer